eHealth, Inc. Announces First Quarter 2025 Results
Strong first quarter results with 22% total revenue growth YoY
25% growth in Medicare Advantage submissions YoY
Growth accompanied by Medicare unit margin expansion YoY

AUSTIN, Texas — May 7, 2025 — eHealth, Inc. (Nasdaq: EHTH), a leading private online health insurance marketplace, today announced its financial results for the first quarter ended March 31, 2025.

CEO Comments

“eHealth delivered another quarter of strong execution, resulting in significant revenue and profitability improvements year-over-year. As Medicare beneficiaries are navigating an increasingly complex and evolving plan landscape, eHealth’s transparent, consumer-centric choice model has become more relevant than ever. Our distinct and growing brand is increasingly resonating with consumers, driving greater quality and higher converting demand on our platform. These first quarter results, in addition to last month’s encouraging news regarding the 2026 Medicare Advantage reimbursement rates and the final Medicare rules, position us exceptionally well to achieve our 2025 objectives as eHealth continues to distinguish itself as a leader in our industry.” – Fran Soistman, Chief Executive Officer

Results Overview
■Q1 2025 total Medicare submissions(8) across our core agency and carrier-dedicated Amplify platforms grew 22% compared to Q1 2024, driven primarily by Medicare Advantage (“MA”) submissions growth of 25% year-over-year.
■Q1 2025 total Medicare approved members increased 16% year-over-year, driven mostly by a 26% increase in Q1 2025 MA approved members year-over-year.
■Q1 2025 total revenue of $113.1 million increased 22% compared to Q1 2024 total revenue of $93.0 million, driven primarily by meaningful Medicare segment growth and greater positive net adjustment revenue year-over-year.
■Q1 2025 positive net adjustment revenue of $10.5 million compared to $2.5 million in Q1 2024.
■Q1 2025 Non-GAAP total revenue excluding net adjustment revenue(1) increased $12.1 million, or 13%, year-over-year.
■Q1 2025 Medicare unit margin expansion year-over-year, primarily driven by a 10% decline in total acquisition cost per MA-equivalent approved member reflecting continued optimization of our sales and marketing operations resulting in improved lead quality and stronger year-over-year conversion rates.
■Q1 2025 GAAP net income of $2.0 million increased significantly compared to Q1 2024 GAAP net loss of $17.0 million.
■Q1 2025 Non-GAAP net loss(1) of $6.0 million, which excludes the post-tax impact of positive net adjustment revenue, improved $8.1 million, or 57%, year-over-year.
■Q1 2025 adjusted EBITDA(1) of $12.5 million improved $14.2 million compared to adjusted EBITDA(1) of $(1.7) million in Q1 2024.
■Q1 2025 adjusted EBITDA excluding net adjustment revenue(1) improved $6.2 million, or 149%, year-over-year, driven primarily by MA approved member growth, improved Medicare acquisition costs and lower fixed costs.
■Operating cash flow of $77.1 million for the three months ended March 31, 2025 improved 9% compared to operating cash flow of $70.8 million for the three months ended March 31, 2024.
■Cash, cash equivalents and marketable securities of $155.6 million as of March 31, 2025.
■Commissions receivable balance of $923.3 million as of March 31, 2025.

__________
Note: See the tables at the end of this press release for a reconciliation of our GAAP financial measures to our non-GAAP financial measures for the relevant periods and footnote (1) on page 14 at the end of this press release for definitions of our non-GAAP financial measures. Additionally, see accompanying footnotes on page 14 for additional definitions.

2025 Guidance
Based on information available as of May 7, 2025, we are reiterating our guidance for the full year ending December 31, 2025. These expectations are forward-looking statements and we assume no obligation to update these statements. Actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly reports filed with the Securities and Exchange Commission.

The following guidance is for the full year ending December 31, 2025:

•Total revenue is expected to be in the range of $510.0 million to $550.0 million.
•GAAP net income (loss) is expected to be in the range of $(10.0) million to $15.0 million.
•Adjusted EBITDA(1) is expected to be in the range of $35.0 million to $60.0 million.
•Operating cash flow is expected to be in the range of $(25.0) million to $10.0 million.

The above guidance includes the expected impact of positive net adjustment revenue which has been updated to be in the range of $11 to $20 million to reflect the Q1 2025 positive net adjustment revenue, compared to the previous range of $0 to $20 million.
__________
Note: See accompanying footnotes on page 14.

Webcast and Conference Call Information

A webcast and conference call will be held today, Wednesday, May 7, 2025 at 8:30 a.m. Eastern Time / 7:30 a.m. Central Time. Individuals interested in listening to the conference call may do so by dialing (800) 549-8228. The participant passcode is 75768. The live and archived webcast of the call will also be available under “Events & Presentations” on the Investor Relations page of our website at https://ir.ehealthinsurance.com.

About eHealth, Inc.

We’re Matchmakers. For over 25 years, eHealth has helped millions of Americans find the healthcare coverage that fits their needs at a price they can afford. As a leading independent licensed insurance agency and advisor, eHealth offers access to over 180 health insurers, including national and regional companies.

For more information, visit eHealth.com or follow us on LinkedIn, Facebook, Instagram, and X. Open positions can be found on our career page.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations regarding 2025 annual guidance for total revenue, GAAP net income (loss), adjusted EBITDA and operating cash flow; our estimates for positive net adjustment revenue and its expected impact on our 2025 annual guidance; and other statements regarding our future operations, financial condition, prospects and business strategies.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by Accounting Standards Codification 606 — Revenue from Contracts with Customers to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, our ability to retain existing members and enroll new members during the annual healthcare open enrollment period, the Medicare annual enrollment period, the Medicare Advantage open enrollment period and other special enrollment periods; changes in laws, regulations and guidelines, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges and other sources; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership, lifetime value of commissions and commissions receivable; changes in product offerings among carriers on our ecommerce platform and changes in our estimated conversion rate of an approved member to a paying member and the resulting impact of each on our commission revenue; the concentration of our revenue with a small number of health insurance carriers; our ability to execute on our growth strategy and other business initiatives; changes in our senior management or other key employees; our ability to recruit, train, retain and ensure the productivity of licensed insurance agents, or benefit advisors, and other personnel; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; the success of our carrier advertising and sponsorship program; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to effectively manage our operations as our business evolves and execute on our business plan and other strategic initiatives; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; changes in the market for private health insurance; consumer satisfaction of our service and actions we take to improve the quality of enrollments; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to derive desired benefits from investments in our business, including membership growth and retention initiatives; our reliance on marketing partners; the success and cost of our marketing efforts, including branding, online advertising, direct-to-consumer mail, email, social media, telephone, SMS text, television, radio and other marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; dependence on our operations in China; the restrictions in our debt obligations; the restrictions in our investment agreement with our convertible preferred stock investor; our ability to raise additional capital; compliance with insurance, privacy, cybersecurity and other laws and regulations; the outcome of litigation, government enforcement actions or regulatory inquiries in which we are or may from time to time be involved, including the complaint filed against us and certain defendants by the U.S. Attorney’s Office for the District of Massachusetts on May 1, 2025 alleging the violation of the Federal False Claims Act; the performance, reliability and availability of our information technology systems, ecommerce platform and underlying network infrastructure, including any new systems we may implement; our ability to deploy new and evolving technologies, such as artificial intelligence; public health crises, pandemics, natural disasters and other extreme events; general economic and macroeconomic conditions, including inflation, recession, political events, instability or geopolitical tensions, tariffs and trade tensions or other international disputes, financial, banking and credit market disruptions; our ability to effectively administer our self-insurance program; and other risks and uncertainties related to our business. Other factors that could cause our operating, financial and other results to differ are described in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the Investor Relations page of our website at https://ir.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Relations Contact

Kate Sidorovich, CFA
Senior Vice President, Investor Relations & Strategy
investors@ehealth.com
https://ir.ehealthinsurance.com

EHEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$121,092	$39,197
Short-term marketable securities	34,495	43,043
Accounts receivable	3,387	16,807
Contract assets – commissions receivable – current	197,493	242,467
Prepaid expenses and other current assets	12,974	12,961
Total current assets	369,441	354,475
Contract assets – commissions receivable – non-current	725,764	757,523
Property and equipment, net	4,123	4,437
Operating lease right-of-use assets	11,265	12,081
Restricted cash	3,090	3,090
Other assets	23,479	23,819
Total assets	$1,137,162	$1,155,425

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$7,349	$23,448
Accrued compensation and benefits	44,974	43,888
Accrued marketing expenses	9,071	16,612
Short term debt	68,765	—
Lease liabilities – current	7,841	7,732
Other current liabilities	5,354	4,331
Total current liabilities	143,354	96,011
Long-term debt	—	68,458
Deferred income taxes – non-current	40,400	38,870
Lease liabilities – non-current	18,739	20,731
Other non-current liabilities	5,061	5,418
Total liabilities	207,554	229,488
Convertible preferred stock	347,985	337,509
Stockholders’ equity:
Common stock	43	43
Additional paid-in capital	776,569	773,371
Treasury stock, at cost	(199,998)	(199,998)
Retained earnings	5,274	15,246
Accumulated other comprehensive loss	(265)	(234)
Total stockholders’ equity	581,623	588,428
Total liabilities, convertible preferred stock and stockholders’ equity	$1,137,162	$1,155,425

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31,
	2025	2024	% Change
Revenue:
Commission	$98,946	$80,927	22%
Other	14,173	12,037	18%
Total revenue	113,119	92,964	22%
Operating costs and expenses(a):
Marketing and advertising	41,189	38,737	6%
Customer care and enrollment	37,221	32,901	13%
Technology and content	12,601	13,305	(5)%
General and administrative	17,310	19,619	(12)%
Impairment, restructuring and other charges	—	6,313	(100)%
Total operating costs and expenses	108,321	110,875	(2)%
Income (loss) from operations	4,798	(17,911)	127%
Interest expense	(2,648)	(2,809)	6%
Other income, net	1,576	2,391	(34)%
Income (loss) before income taxes	3,726	(18,329)	120%
Provision for (benefit from) income taxes	1,776	(1,345)
Net income (loss)	1,950	(16,984)	111%
Preferred stock dividends	(5,781)	(5,480)
Change in preferred stock redemption value	(6,141)	(5,247)
Net loss attributable to common stockholders	$(9,972)	$(27,711)	64%

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.33)	$(0.96)	66%
Weighted-average number of shares used in per share:
Basic and diluted	29,997	28,912	4%
_____________________________ (a) Includes stock-based compensation expense as follows:
Marketing and advertising	$497	$644
Customer care and enrollment	264	524
Technology and content	688	974
General and administrative	2,340	3,398
Total stock-based compensation expense	$3,789	$5,540	(32)%

Non-GAAP Results(1):
Adjusted EBITDA(1)	$12,521	$(1,652)	858%
Adjusted EBITDA margin(1)	11%	(2)%
__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024
Operating activities:
Net income (loss)	$1,950	$(16,984)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	471	533
Amortization of internally developed software	3,463	3,873
Stock-based compensation expense	3,789	5,540
Deferred income taxes	1,529	(1,382)
Impairment charges	—	5,492
Other non-cash items	(306)	(75)
Changes in operating assets and liabilities:
Accounts receivable	13,421	2,586
Contract assets – commissions receivable	77,048	73,095
Prepaid expenses and other assets	(978)	460
Accounts payable	(16,034)	(937)
Accrued compensation and benefits	1,087	132
Accrued marketing expenses	(7,541)	(10,936)
Deferred revenue	(332)	8,080
Accrued expenses and other liabilities	(446)	1,284
Net cash provided by operating activities	77,121	70,761
Investing activities:
Capitalized internal-use software and website development costs	(3,118)	(2,286)
Purchases of property and equipment and other assets	(308)	(204)
Purchases of marketable securities	(27,362)	(13,797)
Proceeds from redemption and maturities of marketable securities	36,260	6,000
Net cash provided by (used in) investing activities	5,472	(10,287)
Financing activities:
Repurchase of shares to satisfy employee tax withholding obligations	(699)	(1,255)
Principal payments in connection with leases	—	(4)
Net cash used in financing activities	(699)	(1,259)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1	49
Net increase in cash, cash equivalents and restricted cash	81,895	59,264
Cash, cash equivalents and restricted cash at beginning of period	42,287	118,812
Cash, cash equivalents and restricted cash at end of period	$124,182	$178,076

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

We evaluate our business performance and manage our operations as two distinct reporting segments: Medicare and Employer and Individual (“E&I”). The Medicare segment consists primarily of commissions earned as the broker of record from our sale of Medicare-related health insurance plans, including Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans, and to a lesser extent, ancillary products sold to our Medicare-eligible beneficiaries, including but not limited to, dental and vision insurance. Our commissions may include certain bonus payments, which are generally based on attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers. The Medicare segment also consists of amounts earned in connection with our advertising program for marketing and other services as well as amounts earned from our non-broker of record fee-based arrangements and our performance of various post-enrollment services for members. The E&I segment consists primarily of commissions earned from our sale of individual and family plans (“IFP”), including qualified and non-qualified plans, small business health insurance plans and ancillary products sold to our non-Medicare-eligible consumers, including but not limited to, dental, vision and short-term insurance. To a lesser extent, the E&I segment includes amounts earned from our online sponsorship program that allows carriers to purchase advertising space in specific markets on our website as well as our technology licensing activities.

We report segment information based on how our chief executive officer, who is our chief operating decision maker (“CODM”), regularly reviews our operating results, allocates resources and makes decisions regarding our business operation in the annual budget and forecasting process along with evaluation of actual performance. Our CODM considers budget-to-actual variances on a monthly basis for our segment performance measures when making decisions about allocating capital and personnel to our segments. These performance measures include total segment revenue and segment gross profit (loss). Prior to the fourth quarter of 2024, we reported our measure of segment profitability as segment profit (loss). Accordingly, prior period amounts have been reclassified to conform to the current period presentation, in all material respects.

Segment gross profit (loss) is calculated as total revenue for the applicable segment less variable marketing and advertising expenses, segment customer care and enrollment expenses (“CC&E”) and cost of revenue for the applicable segment. Variable marketing and advertising expenses represent costs incurred in member acquisition from our direct marketing and marketing partner channels and exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department. Segment CC&E expenses include expenses we incur in assisting applicants during the enrollment process and exclude operating costs allocated to the CC&E department.

The results of our reportable segments are summarized for the periods presented below:

	Three Months Ended March 31,
	2025	2024	% Change
Medicare:
Total revenue	$103,669	$82,388	26%
Variable marketing and advertising	(33,753)	(30,248)	(12)%
Medicare CC&E	(34,469)	(29,949)	(15)%
Cost of revenue	300	(143)	310%
Medicare segment gross profit	$35,747	$22,048	62%

	Three Months Ended March 31,
	2025	2024	% Change
Employer and Individual:
Total revenue	$9,450	$10,576	(11)%
Variable marketing and advertising	(1,190)	(776)	(53)%
E&I CC&E	(2,180)	(2,277)	4%
Cost of revenue	(92)	(118)	22%
E&I segment gross profit	$5,988	$7,405	(19)%

EHEALTH, INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended March 31,
	2025	2024	% Change
Consolidated:
Total revenue	$113,119	$92,964	22%
Variable marketing and advertising	(34,943)	(31,024)	(13)%
Segment CC&E	(36,649)	(32,226)	(14)%
Cost of revenue	208	(261)	180%
Total segment gross profit	$41,735	$29,453	42%

A reconciliation of our segment gross profit to the Condensed Consolidated Statements of Operations for the periods presented is as follows:

	Three Months Ended March 31,
	2025	2024	% Change
Total segment gross profit	$41,735	$29,453	42%
Other marketing and advertising(1)	(6,454)	(7,452)	13%
Other CC&E(2)	(572)	(675)	15%
Technology and content	(12,601)	(13,305)	5%
General and administrative	(17,310)	(19,619)	12%
Impairment, restructuring and other charges	—	(6,313)	100%
Interest expense	(2,648)	(2,809)	6%
Other income, net	1,576	2,391	(34)%
Income (loss) before income taxes	$3,726	$(18,329)	120%
__________
(1)Other marketing and advertising costs consist of fixed marketing and advertising, previously capitalized labor, depreciation and share-based compensation costs.
(2)Other CC&E costs consist of previously capitalized labor, depreciation and share-based compensation costs.

EHEALTH, INC.
COMMISSION REVENUE
(in thousands, unaudited)

Our commission revenue results from approval of an application from health insurance carriers, which we define as our customers under Accounting Standards Codification 606 — Revenue from Contracts with Customers (“ASC 606”). Our commission revenue is primarily comprised of commissions from health insurance carriers which is computed using the estimated constrained lifetime values of commission payments that we expect to receive. Our commissions may include certain bonus payments, which are generally based on our attaining predetermined target sales levels or other objectives, as determined by the health insurance carriers.

The following table presents commission revenue by product for the periods indicated:

	Three Months Ended March 31,		% Change
	2025	2024
Medicare
Medicare Advantage	$74,986	$61,996	21%
Medicare Supplement	8,604	5,478	57%
Medicare Part D	2,443	2,685	(9)%
Total Medicare	86,033	70,159	23%
Individual and Family
Non-Qualified Health Plans	918	1,645	(44)%
Qualified Health Plans	1,765	2,046	(14)%
Total Individual and Family	2,683	3,691	(27)%
Ancillary	5,832	2,688	117%
Small Business	3,434	3,616	(5)%
Commission Bonus and Other	964	773	25%
Total Commission Revenue	$98,946	$80,927	22%

The following table presents a summary of commission revenue by segment for the periods indicated:

	Three Months Ended March 31,
	2025	2024
Medicare
Commission revenue from members approved during the period	$81,754	$69,752
Net commission revenue from members approved in prior periods(a)	7,965	1,002
Total Medicare segment commission revenue	89,719	70,754
Employer and Individual
Commission revenue from members approved during the period	3,858	5,677
Commission revenue from renewals of small business members during the period	2,850	3,028
Net commission revenue from members approved in prior periods(a)	2,519	1,468
Total Employer and Individual segment commission revenue	9,227	10,173
Total commission revenue	$98,946	$80,927
_____________
(a) These amounts reflect our revised estimates of cash collections for certain members approved prior to the relevant reporting period that are recognized as adjustments to revenue within the relevant reporting period. The net commission revenue from members approved in prior periods, or net adjustment revenue, includes both increases in revenue for certain prior period cohorts as well as reductions in revenue for certain prior period cohorts.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(in thousands, except member and per member data, unaudited)

Selected Metrics — First Quarter of 2025

	Three Months Ended March 31,		% Change
	2025	2024
Approved Members(2)(a)
Medicare
Medicare Advantage	82,671	65,750	26%
Medicare Supplement	2,565	6,182	(59)%
Medicare Part D	2,642	3,575	(26)%
Total Medicare	87,878	75,507	16%
Individual and Family	5,817	7,160	(19)%
Ancillary	16,925	13,950	21%
Small Business	1,190	1,642	(28)%
Total Approved Members	111,810	98,259	14%
(a) The shift of some carrier arrangements from broker of record to fee-based business process outsourcing services (“BPO”) during 2024 impacted the growth in approved members as only arrangements where we are broker of record are reflected in approved members.

Constrained Lifetime Value of Commissions per Approved Member(3)
Medicare(b)
Medicare Advantage	$907	$952	(5)%
Medicare Supplement	1,256	957	31%
Medicare Part D	167	237	(30)%
Individual and Family
Non-Qualified Health Plans	386	385	—%
Qualified Health Plans	415	402	3%
Ancillary
Short-term	118	184	(36)%
Dental	134	124	8%
Vision	88	84	5%
Small Business	249	215	16%
(b) Constraint for Medicare Advantage was 5.5% and 7% for the three months ended March 31, 2025 and 2024, respectively. Constraints for all other Medicare products remained the same for the periods presented.

Expense Metrics per Approved Member(4)
Medicare Plans
CC&E cost per Medicare Advantage (“MA”)-equivalent approved member	$361	$419	(14)%
Variable marketing cost per MA-equivalent approved member	393	415	(5)%
Total acquisition cost per MA-equivalent approved member	$754	$834	(10)%
Individual and Family Plans (“IFP”)
CC&E cost per IFP-equivalent approved member	$189	$161	17%
Variable marketing cost per IFP-equivalent approved member	119	58	105%
Total acquisition cost per IFP-equivalent approved member	$308	$219	41%

__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
SUMMARY OF SELECTED METRICS
(in thousands, except member and per member data, unaudited)

	As of March 31,		% Change
	2025	2024
Estimated Membership(5)(c)
Medicare(6)
Medicare Advantage	601,431	594,457	1%
Medicare Supplement	90,917	92,799	(2)%
Medicare Part D	180,076	187,534	(4)%
Total Medicare	872,424	874,790	—%
Individual and Family(6)	69,652	80,928	(14)%
Ancillary(6)	175,270	179,224	(2)%
Small Business(7)	41,317	45,084	(8)%
Total Estimated Membership	1,158,663	1,180,026	(2)%
(c) The shift of some carrier arrangements from broker of record to fee-based BPO during 2024 impacted the growth in estimated membership as only arrangements where we are broker of record are reflected in estimated membership.

__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)

Reconciliation of GAAP Operating Costs and Expenses to Non-GAAP Operating Costs and Expenses(1) (in thousands):

	Three Months Ended March 31,
	2025	2024
GAAP marketing and advertising expense	$41,189	$38,737
Stock-based compensation expense	(497)	(644)
Non-GAAP marketing and advertising expense(1)	$40,692	$38,093

GAAP customer care and enrollment expense	$37,221	$32,901
Stock-based compensation expense	(264)	(524)
Non-GAAP customer care and enrollment expense(1)	$36,957	$32,377

GAAP technology and content expense	$12,601	$13,305
Stock-based compensation expense	(688)	(974)
Non-GAAP technology and content expense(1)	$11,913	$12,331

GAAP general and administrative expense	$17,310	$19,619
Stock-based compensation expense	(2,340)	(3,398)
Non-GAAP general and administrative expense(1)	$14,970	$16,221

GAAP operating costs and expenses	$108,321	$110,875
Stock-based compensation expense	(3,789)	(5,540)
Impairment, restructuring and other charges	—	(6,313)
Non-GAAP operating costs and expenses(1)	$104,532	$99,022

Reconciliation of GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA(1) (in thousands) and Adjusted EBITDA Margin(1):

	Three Months Ended March 31,
	2025	2024
GAAP net loss attributable to common stockholders	$(9,972)	$(27,711)
Preferred stock dividends	5,781	5,480
Change in preferred stock redemption value	6,141	5,247
GAAP net income (loss)	1,950	(16,984)
Stock-based compensation expense	3,789	5,540
Depreciation and amortization	3,934	4,406
Impairment, restructuring and other charges	—	6,313
Interest expense	2,648	2,809
Other income, net	(1,576)	(2,391)
Provision for (benefit from) income taxes	1,776	(1,345)
Adjusted EBITDA(1)	$12,521	$(1,652)
Net income (loss) margin	2%	(18)%
Adjusted EBITDA margin(1)	11%	(2)%

__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(unaudited)
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Loss(1) and GAAP Net Income (Loss) to Adjusted EBITDA Excluding Net Adjustment Revenue(1) (in thousands):

	Three Months Ended March 31,
	2025	2024
GAAP net income (loss)	$1,950	$(16,984)
Net adjustment revenue	(10,484)	(2,470)
Impairment, restructuring and other charges	—	6,313
Adjustment to provision for (benefit from) income taxes, net	2,539	(928)
Non-GAAP net loss(1)	(5,995)	(14,069)
Stock-based compensation expense	3,789	5,540
Depreciation and amortization	3,934	4,406
Interest expense	2,648	2,809
Other income, net	(1,576)	(2,391)
Adjustment to provision for (benefit from) income taxes, net	(2,539)	928
Provision for (benefit from) income taxes	1,776	(1,345)
Adjusted EBITDA excluding net adjustment revenue(1)	$2,037	$(4,122)

Reconciliation of GAAP Total Revenue to Non-GAAP Total Revenue Excluding Net Adjustment Revenue(1) (in thousands):

	Three Months Ended March 31,		$ Change	% Change
	2025	2024
GAAP total revenue	$113,119	$92,964	$20,155	22%
Net adjustment revenue	(10,484)	(2,470)
Non-GAAP total revenue excluding net adjustment revenue(1)	$102,635	$90,494	$12,141	13%

Reconciliation of Guidance GAAP Net Loss Attributable to Common Stockholders to Adjusted EBITDA(1) (in millions):

	Full Year 2025 Guidance
	Low	High
GAAP net loss attributable to common stockholders	$(60.0)	$(35.0)
Impact from preferred stock	50.0	50.0
GAAP net income (loss)	(10.0)	15.0
Stock-based compensation expense	15.0	12.0
Depreciation and amortization	18.0	17.0
Interest expense	11.0	10.0
Other income, net	(3.0)	(3.0)
Provision for income taxes	4.0	9.0
Adjusted EBITDA(1)	$35.0	$60.0

__________
Note: See accompanying footnotes on page 14.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(1)Non-GAAP Financial Information

This press release includes financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). To supplement eHealth’s condensed consolidated financial statements presented in accordance with GAAP, eHealth presents investors with non-GAAP financial measures, including non-GAAP total revenue excluding net adjustment revenue, non-GAAP operating costs and expenses, non-GAAP net income (loss), adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA excluding net adjustment revenue.

•Non-GAAP total revenue excluding net adjustment revenue is calculated by excluding the effect of net commission revenue from members approved in prior periods (“net adjustment revenue”) from total revenue.

•Non-GAAP operating costs and expenses are calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan from the respective GAAP operating costs and expenses. Total non-GAAP operating costs and expenses is calculated by excluding the effect of expensing stock-based compensation related to stock options, restricted stock awards, performance-based and market-based awards and employee stock purchase plan and impairment, restructuring and other charges from GAAP total operating costs and expenses.

•Non-GAAP net income (loss) is calculated by excluding net adjustment revenue and impairment, restructuring and other charges, net of tax from GAAP net income (loss).

•Adjusted EBITDA is calculated by excluding dividends for preferred stock and change in preferred stock redemption value (together the “impact from preferred stock”), provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss) attributable to common stockholders. Other non-recurring charges to GAAP net income (loss) attributable to common stockholders may include transaction expenses in connection with capital raising transactions (whether debt, equity or equity-linked) and acquisitions, whether or not consummated, purchase price adjustments and the cumulative effect of a change in accounting principles.

•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by revenue.

•Adjusted EBITDA excluding net adjustment revenue is calculated by excluding net adjustment revenue, provision for (benefit from) income taxes, depreciation and amortization, stock-based compensation expense, impairment, restructuring and other charges, interest expense, other income (expense), net, and other non-recurring charges from GAAP net income (loss).

eHealth believes that the presentation of these non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Non-GAAP total revenue excluding net adjustment revenue, non-GAAP operating costs and expenses, non-GAAP net income (loss), adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA excluding net adjustment revenue are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and depreciation and amortization described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP total revenue, GAAP net income (loss) before taxes, GAAP net income (loss), GAAP net income (loss) attributable to common stockholders, GAAP net income (loss) margin and providing investors with reconciliations from eHealth’s GAAP operating results to the non-GAAP financial measures for the relevant periods.

The tables above provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.
(2)Approved members represent the number of individuals on submitted applications that were approved by the relevant insurance carrier for the identified product during the current period for which we are the broker of record. The applications may be submitted in either the current period or prior periods. Not all approved members ultimately become paying members.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(3)Constrained lifetime value (“LTV”) of commissions per approved member for Medicare, individual and family and ancillary plans represents commissions estimated to be collected over the estimated life of an approved member’s plan after applying constraints in accordance with our revenue recognition policy. Constrained LTV of commissions per approved member for small business represents the estimated commissions we expect to collect from the plan over the following twelve months. The estimate is driven by multiple factors, including but not limited to, contracted commission rates, carrier mix, estimated average plan duration, the regulatory environment, and cancellations of insurance plans offered by health insurance carriers with which we have a relationship and applied constraints. The constraints are applied to help ensure that commissions estimated to be collected over the estimated life of an approved member’s plan are recognized as revenue only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainty associated with future commissions receivable from the plan is subsequently resolved. These factors may result in varying values from period to period.
(4)Expense Metrics per Approved Member: Marketing initiatives are an important component of our strategy to increase revenue and are primarily designed to encourage consumers to complete an application for health insurance. We calculate and evaluate the customer care and enrollment (“CC&E”) expense per approved member and the variable marketing cost per approved member. We incur CC&E expenses in assisting applicants during the enrollment process. Variable marketing costs represent costs incurred in member acquisition from our direct marketing and marketing partner channels. Variable marketing costs exclude fixed overhead costs, such as personnel related costs, consulting expenses and other operating costs allocated to the marketing and advertising department.
The numerator used to calculate each member acquisition metric discussed above is the portion of the respective operating expenses for CC&E and marketing and advertising that is directly related to member acquisition for our sale of Medicare Advantage, Medicare Supplement and Medicare Part D prescription drug plans (collectively, the “Medicare Plans”) and for all individual and family major medical plans and short-term health insurance plans (collectively, “IFP Plans”), respectively, for which we are the broker of record. The denominator used to calculate each metric is based on a derived metric that represents the relative value of the new members acquired. For Medicare Plans, we call this derived metric Medicare Advantage (“MA”)-equivalent approved members, and for IFP Plans, we call this derived metric IFP-equivalent approved members. MA-equivalent approved members is a derived metric with a Medicare Part D approved member being weighted at 25% of a Medicare Advantage member and a Medicare Supplement member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of MA-equivalent approved members by adding the total number of approved Medicare Advantage and Medicare Supplement members and 25% of the total number of approved Medicare Part D members during the periods presented. IFP-equivalent approved members is a derived metric with a short-term approved member being weighted at 33% of a major medical individual and family health insurance plan member based on their relative LTVs at the time of our adoption of ASC 606. We calculate the number of IFP-equivalent approved members by adding the total number of approved qualified and non-qualified health plan members and 33% of the total number of short-term approved members during the period presented.
(5)Estimated membership represents the estimated number of members active as of the date indicated based on the number of members for whom we have received or applied a commission payment during the period of estimation as well as the number of approved members during the period of estimation from whom we expect to receive commission payments. There is generally up to a few months lag between newly approved plans and the receipt of commission payments from the health insurance carrier and is most pronounced in the fourth and first quarters of our fiscal year due to the annual and open enrollment periods. A member who purchases and is active on multiple standalone insurance plans will be counted as a member more than once.
Health insurance carriers bill and collect insurance premiums paid by our members. The carriers do not report to us the number of members that we have as of a given date. The majority of our members who terminate their policies do so by discontinuing their premium payments to the carrier or notifying the carrier directly and do not inform us of the cancellation. Also, some of our members pay their premiums less frequently than monthly. Given the number of months required to observe non-payment of commissions in order to confirm cancellations, we estimate the number of members who are active on insurance policies as of a specified date.
After we have estimated membership as of a specified date, we may receive information from health insurance carriers that would have impacted the estimate if we had received the information prior to the date of estimation. We may receive commission payments or other information that indicates that a member who was not included in our estimates for a prior period was in fact an active member at that time, or that a member who was included in our estimates was in fact not an active member of ours. For instance, we reconcile information carriers provide to us and may determine that we were not historically paid commissions owed to us, which would cause us to have underestimated membership. Conversely, carriers may require us to return commission payments paid in a prior period due to policy cancellations for members we previously estimated as being active. We do not update our estimated membership numbers reported in previous periods. Instead, we reflect updated information regarding our historical membership in the membership estimate for the current period. If we experience a significant variance in historical membership as compared to our initial estimates, while we keep the prior period data consistent with previously reported amounts, we may provide the updated information in other communications or disclosures. As a result of the delay in our receipt of information from insurance carriers, actual trends in our membership are most discernible over periods longer than from one quarter to the next, making it difficult for us to determine with any certainty the impact of current conditions on our membership retention. Various circumstances could cause the assumptions and estimates that we make in connection with estimating our membership to be inaccurate, which would cause our membership estimates to be inaccurate.

EHEALTH, INC.
Footnotes to Preceding Financial Statements and Metrics
(6)To estimate the number of members on Medicare-related, individual and family, and ancillary health insurance plans, we take the respective sum of (i) the number of members for whom we have received or applied a commission payment for a month that may be up to three months prior to the date of estimation (after reducing that number using historical experience for assumed member cancellations over the period being estimated); and (ii) the number of approved members over that period (after reducing that number using historical experience for an assumed number of members who do not accept their approved policy and for estimated member cancellations). To the extent we determine through confirmations from a health insurance carrier that a commission payment is delayed or is inaccurate as of the date of estimation, we adjust the estimated membership to also reflect the number of members for whom we expect to receive or to refund a commission payment. Further, to the extent we have received substantially all of the commission payments related to a given month during the period being estimated, we will take the number of members for whom we have received or applied a commission payment during the month of estimation. For ancillary health insurance plans, the one-to-three-month period varies by insurance product and is largely dependent upon the timeliness of commission payment and related reporting from the related carriers.
(7)To estimate the number of members on small business health insurance plans, we use the number of initial members at the time the group was approved, and we update this number for changes in membership if such changes are reported to us by the group or carrier. However, groups generally notify the carrier directly of policy cancellations and increases or decreases in group size without informing us. Health insurance carriers often do not communicate policy cancellation information or group size changes to us. We often are made aware of policy cancellations and group size changes at the time of annual renewal and update our membership statistics accordingly in the period they are reported.
(8)Submissions describe applications that are submitted by individuals online through our eHealth platform or completed with the assistance of our benefit advisors where the individual provides authorization to the benefit advisor to submit the application to the insurance carrier partner. The individual may have additional actions to take before the application will be reviewed by the insurance carrier and not all submissions ultimately become approved members.